Exhibit 99.1

Schwartz  Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS TORONTO • MONTREAL

November 30, 2017

Security Devices International Inc.
107 Audubon Road
Building 2, Suite 201
Wakefield, MA 01880

Attention:Mr. Dean Thrasher Chief Executive Officer and
                  Mr. Rakesh Malhotra, Chief Financial Officer

Dear Sirs:

We hereby tender our resignation as auditors of Security Devices International Inc. with immediate effect. Our last involvement as auditors of the company and its subsidiary was for the fiscal year ended November 30, 2016.

You are responsible for filing an appropriate public notice disclosing our resignation. Please send us a copy of this filing as soon as it has been produced.

We appreciate the opportunity of serving as your independent registered public auditors. We would like to thank you and your staff for the cooperation we received.

Yours very truly,

SCHWARTZ LEVITSKY FELDMAN LLP
Chartered Accountants
Licensed Public Accountants

2300 Yonge Street, Suite 1500, Box 2434
Toronto, Ontario M4P 1E4
Tel: 416 785 5353
Fax: 416 785 5663